EXHIBIT 10.4

                                 PROMISSORY NOTE


$1,000.00                                                            Boulder, CO
Due:  On Demand                                                 October 18, 2002


     FOR VALUE RECEIVED, the undersigned, Phoenix Real Estate Development, Inc., a Colorado corporation ("Maker"), promises to pay to the order of Peter Garthwaite, a resident of the State of Colorado, or assignee of this Note ("Holder"), at 2121 30th Street, Boulder, Colorado 80301, the principal amount of $1,000.00, together with interest thereon as provided below.

     1. Interest. Interest shall accrue on the outstanding principal balance of this Note at the rate of 8% per annum, commencing on the date hereof. Following any Event of Default (defined below), interest shall accrue on the outstanding principal balance hereof at the fixed rate of 12% per annum until such Event of Default has been cured.

     2. Payments. All principal and unpaid interest shall be due and payable in one lump sum upon demand by the Holder. No demand may be made before January 1, 2003.

     3. Prepayment. Maker may pay all or any part of the principal owing on this Note at any time or times prior to maturity without payment of any premium or penalty, provided that Maker first shall pay all accrued and unpaid interest thereon.

     4. Security. This Note is not secured.

     5. No Assignment. This Note may not be assigned, pledged, assumed or otherwise transferred by Holder except through the laws of succession and descent without the prior written consent of Maker. Subject to the foregoing, all of the terms of this Note shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of the parties.

     6. Default. Each of the following events shall constitute an event of default ("Event of Default") and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Maker in default under this Note and declare due all obligations of Maker to Holder (it being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Maker's indebtedness to Holder):

          (a) the failure of Maker to make any payment required hereunder when due, which failure is not cured within 30 days after Maker's receipt of written notice thereof;

          (b) the default by Maker in the performance or observance of any other term, covenant, condition or obligation contained in this Note, which default is not cured within 30 days after Maker's written notice thereof;

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          (c) the filing of any petition by Maker under any provision of the
Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against Maker, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated or dismissed within 60 days from the date of such appointment; or

          (d) an adjudication that Maker is insolvent or bankrupt.

     7. Collection Costs. Upon the occurrence of any Event of Default, Maker shall be responsible for costs of collection, including reasonable attorneys' fees.

     8. Waiver. Maker hereby acknowledges and agrees that the failure by Holder to insist upon Maker's strict performance of this Note or the failure by Holder to exercise its remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Holder of any of Holder's rights or remedies hereunder or at law or in equity.

     9. Governing Law. All amounts payable hereunder are payable in lawful money of the United States of America. This Note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of laws principles.

     10. Notices. All notices, consents, approvals, waivers or other items given or required to be given by one party to the other shall be in writing and shall be deemed given as follows:

          (a) if personally delivered, then notice is effective on the next business day after receipt;

          (b) if delivered by mail, notice is deemed given 72 hours after being deposited in any duly authorized U.S. mail depository, postage prepaid, registered or certified, return receipt requested;

          (c) if sent by a reputable overnight courier service (e.g., Federal Express), addressed as set forth below, the notice shall be deemed effective on the next business day after receipt, as evidenced by the receipt obtained by the courier service; or

          (d) if sent by facsimile to the phone number listed below, the notice shall be deemed delivered on the next business day after receipt, as evidenced by a successful transmission report.

     All address shall be addressed as indicated below:

     If to Holder:     Peter Garthwaite
                       2121 30th Street
                       Boulder, Colorado 80301
                       Facsimile: (303) 449-3555

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     If to Maker:      Phoenix Real Estate Development, Inc.
                       c/o Ballard Spahr Andrews & Ingersoll, LLP
                       1225 17th Street, Suite 2300
                       Denver, Colorado 80202
                       Attn:  Roger V. Davidson, Esq.
                       Facsimile: (303) 382-4607

     11. Amendment. No provision of this Note may be changed, waived, discharged, or terminated orally or in writing except the written consent of Holder and Maker.

     IN WITNESS WHEREOF, this Note has been duly executed to be effective as of the 18th day of October, 2002.

                                      Phoenix Real Estate Development, Inc.,
                                      a Colorado corporation



                                      By:
                                         ---------------------------------------
                                            Peter Garthwaite, President



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